EX-99.a



ITEM 11(a)(2). EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON
               FORM 8-K.

     Those financial statement schedules required to be filed by Item 8 of this Form and the financial statements required by Regulation S-X (17 CFR 210) which are excluded from the annual report to stockholders by Rule 14a-3(b)(1).

     Listed below are current documents incorporated by reference and identified as having been previously filed with the Commission.

1. The Original through the Nineteenth Supplemental Indentures of Interstate Power Company to The Chase Manhattan Bank and Carl E. Buckley and C. J. Heinzelmann, as Trustees, dated January 1, 1948 securing First Mortgage Bonds (physically filed in Registration Statement No. 33-59352 dated March 11, 1993 under the Securities Act of 1933 as Exhibits (4)(b) through (4)(t)).

2. Twentieth Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank and C. J. Heinzelmann, as Trustees, dated May 15, 1993 (physically filed in Registration Statement No. 33-59352 dated March 11, 1993 under the Securities Act of 1933 as Exhibit (4)(u)).

3. Dividend Reinvestment and Stock Purchase Plan filed on Form S-3 covering the registration of 500,000 shares of Common Stock, dated May 11, 1993 (physically filed in Registration Statement No. 33-66244 under the Securities Act of 1933).

4. Guaranty Agreement between Interstate Power Company and Commerce Union Bank as Trustee dated as of December 1, 1973 (City of
     Dubuque, Iowa $4,400,000 Pollution Control Revenue Bonds)
     (physically filed in Registration Statement No. 2-50685 as EXHIBIT
     5-GG.1a).

5. Security Agreement dated as of December 1, 1973 between Interstate Power Company (Guarantor) and Commerce Union Bank (Trustee) (City of Dubuque, Iowa $4,400,000 Pollution Control Revenue Bonds) (physically filed in Registration Statement No. 2-50685 as EXHIBIT 5-GG.1b).

6. Guaranty Agreement between Interstate Power Company and Commerce Union Bank as Trustee dated as of December 1, 1973 (Town of
     Lansing, Iowa $3,700,000 Pollution Control Revenue Bonds)
     (physically filed in Registration Statement No. 2-50685 as EXHIBIT
     5-GG.2a).

7. Security Agreement dated as of December 1, 1973 between Interstate Power Company (Guarantor) and Commerce Union Bank (Trustee) (Town of Lansing, Iowa $3,700,000 Pollution Control Revenue Bonds) (physically filed in Registration Statement No. 2-50685 as EXHIBIT 5-GG.2b).

8. Guaranty Agreement between Interstate Power Company and Commerce Union Bank as Trustee dated as of December 1, 1973 (City of
     Clinton, Iowa $900,000 Pollution Control Revenue Bonds)
     (physically filed in Registration Statement No. 2-50685 as EXHIBIT
     5-GG.3a).

9. Security Agreement dated as of December 1, 1973 between Interstate Power Company (Guarantor) and Commerce Union Bank (Trustee) (City of Clinton, Iowa $900,000 Pollution Control Revenue Bonds)
     (physically filed in Registration Statement No. 2-50685 as EXHIBIT
     5-GG.3b).

10. Registration Statement No. 33-32529 on Form S-8 covering the registration of $10,000,000 of participation interests, including the registration of up to 402,010 shares of Common Stock, par value $3.50 per share, of Interstate Power Company pursuant to its 401(k) Plan (filed with the Commission on December 12, 1989).

11. IPC Development Co. Articles of Incorporation, State of Iowa dated May 24, 1978 (physically filed in Form 10-K for the Year Ended December 31, 1978 as EXHIBIT G).

12. IPC Development Co. By-Laws adopted May 10, 1978 (physically filed in Form 10-K for the Year Ended December 31, 1978 as EXHIBIT H).

13. Restated Certificate of Incorporation of Interstate Power Company as originally filed April 18, 1925 and as amended effective through October 21, 1993 (filed in Form 10-K for the Year Ended December 31, 1993 as EX-3.a).

14. Summary Plan Description for the Interstate Power Company 401(k) Plan dated November 30, 1993 (filed in Form 10-K for the Year Ended December 31, 1993 as EX-99.c).

15.  Interstate Power Company Irrevocable Trust Agreement dated
     April 30, 1990 (filed in Form 10-K for the Year Ended December 31, 1993 as EX-99.f).

16. Interstate Power Company Amended Deferred Compensation Plan as amended through January 30, 1990 (filed in Form 10-K for the Year Ended December 31, 1993 as EX-99.e).

17. Participation Power and Block Energy Agreement between United Power Association and Interstate Power Company, dated August 7, 1991 (physically filed in Form 10-K for the Year Ended December 31, 1991 as EXHIBIT F).

18. Unit Participation Power Agreement between Iowa Public Service Company and Interstate Power Company, dated August 12, 1991
     (physically filed in Form 10-K for the Year Ended December 31, 1991 as EXHIBIT G).

19. Unit Participation Power Agreement between Minnesota Power and Interstate Power Company, dated August 14, 1991 (physically filed in Form 10-K for the Year Ended December 31, 1991 as EXHIBIT H).


20. Mid-Continent Area Power Pool Agreement Amendment dated January 1, 1991 (physically filed in Form 10-K for the Year Ended December 31, 1991 as EXHIBIT I).

21. Mid-Continent Area Power Pool Coordination Center Agreement dated September 18, 1990 (physically filed in Form 10-K for the Year Ended December 31, 1991 as EXHIBIT J).

22. Statement regarding availability upon request of Loan Agreement and Pollution Control Indenture (filed in Form 10-K for the Year Ended December 31, 1994 as EX-4).

23. Coal Transportation Agreement ICC-BN-C-2536 between Interstate Power Company and Burlington Northern Railroad Company dated
     February 21, 1990 (physically filed in Form 10-K for the Year Ended December 31, 1990 as EXHIBIT D).

24.  Third Amended and Restated Coal Supply Agreement between
     Interstate Power Company and AMAX Coal Company and a fully executed Release and Discharge Agreement for the previous
     Agreement and Amendments. Both dated April 9, 1990 (physically filed in Form 10-K for the Year Ended December 31, 1990 as EXHIBIT
     E).

25. Indemnity Agreement between Orba-Johnson Transshipment Company and Interstate Power Company dated October 3, 1979 (physically filed in Form 10-K for the Year Ended December 31, 1979 as EXHIBIT E).

26.  Consent and Clarification Agreement between Orba-Johnson
     Transshipment Company, Orba Corporation, Johnson Bros. Corporation Travelers Insurance Company and Interstate Power Company dated December 20, 1979 (physically filed in Form 10-K for the Year Ended December 31, 1979 as EXHIBIT G).

27. Consent and Agreement to Amend Security Agreement and Mortgage Agreement between Orba-Johnson Transshipment Co., Travelers Insurance Co., and Interstate Power Co., dated September 1, 1981 (physically filed in Form 10-K for the Year Ended December 31, 1981 as EXHIBIT K).

28. Barge Transportation Agreement dated March 1, 1990 between Orgulf Transport Company and Interstate Power Company for the shipment of coal from the Orba-Johnson Transshipment Terminal near Keokuk, Iowa to the Unit 4 power-generating facility at Lansing, Iowa (physically filed in Form 10-K for the Year Ended December 31, 1990 as EXHIBIT J).

29.  Coal Supply Agreement between Interstate Power Company and
     Powderhorn Coal Company filed under Form SE as confidential and non-public (filed in Form 10-K for the Year Ended December 31, 1994 as EX-10.a).